SECOND AMENDED AND RESTATED PROGRAM AGREEMENT
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     This  Second Amended and Restated Program Agreement ("Second Amendment") is
entered into as of August 29, 2006 ("Effective Date") between HARDING COMPANY ("Harding") and PETROSEARCH ENERGY CORPORATION ("Petrosearch").

                                  DEFINITIONS:

     The following definitions shall apply to the capitalized terms in this Second Amendment. If not otherwise defined herein, capitalized terms herein shall have the same meaning as used in the E & P Agreement and the Restated Program Agreement (defined below).

"E & P Agreement" shall mean Lease Acquisition and Exploration Agreement for Dallas, Denton, Ellis, Johnson and Tarrant Counties, Texas dated June 29, 2005 between Exxon Mobil Corporation ("ExxonMobil") and Harding.

"Eagle" shall mean Eagle Oil & Gas Co. "ExxonMobil" shall mean Exxon Mobil Corporation.

"ExxonMobil/Harding Agreements" shall mean the E & P Agreement and the MOU Agreement.

"Heads of Agreement" shall mean the document of that title among ExxonMobil, Harding, Petrosearch, Eagle and PSG dated as of May 9, 2006, as amended and extended.

"June 8 Purchase Agreement" shall mean the Purchase and Sale Agreement and Amendment of Lease Acquisition and Exploration Agreement - Dallas, Denton, Ellis, Johnson and Tarrant Counties, Texas, dated June 8, 2006, between
ExxonMobil  and  Harding  and  acknowledged  by  Eagle  and  PSG.

"MOU Agreement" shall mean Memorandum of Understanding Regarding Gas Evacuation from ExxonMobil and Harding Barnett Shale E & P Venture dated June 29, 2005, between Harding and ExxonMobil.

"Operating Agreement" shall mean the A.A.P.L. Model Form Operating Agreement attached to the E & P Agreement as Exhibit "C".

"PSG" shall mean PS Gas Partners, LLC, in its individual capacity and as general partner of Gas Partners, LP.

"Restated Program Agreement" shall mean the First Amended and Restated Program Agreement dated effective February 6, 2006 between Harding and Petrosearch.


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                           TERMS OF SECOND AMENDMENT:

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Harding and Petrosearch agree as follows:

     1.     RESTATED  PROGRAM  AGREEMENT  RATIFIED/DEFINED  TERMS  INCORPORATED.
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Except  as  modified by this Second Amendment, the Restated Program Agreement is hereby  ratified  by  Harding  and  Petrosearch.

     2.     STIPULATION  AS TO PROJECT COSTS DUE/STIPULATION AS TO PETROSEARCH'S
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WORKING  INTEREST IN PROJECT LEASES. Harding and Petrosearch stipulate and agree
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that simultaneously with the payment by Petrosearch of the agreed sums described in this paragraph 2, Harding shall deliver to Petrosearch a recordable assignment, subject to applicable royalty and overriding royalty burdens described in the Restated Program Agreement and subject to the Operating Agreement, an undivided 14% working interest in those project Leases which Harding has acquired for the project as of June 30, 2006 and for which Petrosearch has paid (by virtue of its $2,800,000 payment at execution of the Restated Program Agreement) and has agreed to pay (as set forth in paragraphs 2(b) and 2(c) hereinbelow) its proportionate share of project costs, including but not limited to, lease acquisition and bonus costs, exploration, Technical and Administrative Costs (as defined in paragraph 3), and related operational costs. Petrosearch's cost bearing interest in all future project costs, including but not limited to, lease acquisition and bonus costs, exploration, Technical and Administrative Costs, and related operational costs, after payment of the sums described in this paragraph 2, shall remain fixed at a 14% working interest such that Petrosearch has the right to elect to not participate in future project lease acquisitions (and not acquire an interest as a result of such election) and/or become a Non-Consenting Party under the Operating Agreement as to future operations. However, in the event Petrosearch elects to acquire its 14% working interest share in future project Leases by paying its share of leasehold acquisition and bonus costs and Technical and Administration Costs and/or elects to be a Consenting Party under the terms of the Operating Agreement as to future exploration and development operations and does not timely pay its 14% working interest share of such costs in accordance with the Program Agreement or Operating Agreement, whichever is applicable, then its 14% working interest share in the particular well to which Petrosearch has consented but failed to timely pay costs shall be forfeited to Harding, together with the proration unit associated with the forfeited well, and such forfeited interest shall not be subject to any claim by Petrosearch as to its tagalong right. There shall be no distinction between before Payout and after Payout in Petrosearch's revenue sharing and cost bearing interests in the project and such revenue sharing and cost bearing interests will both be fixed at a 14%, working interest without any accelerated recoupment of expenditures. Harding and Petrosearch stipulate and agree to the following payment terms with respect to accrued exploration costs, other operational costs, and lease bonus payment obligations through June 30, 2006:

     (a) The $2,800,000 sum paid by Petrosearch at the time of execution of the Restated Program Agreement is hereby deemed to satisfy all of Petrosearch's cost payment


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obligations  under the Restated Program Agreement and the Operating Agreement up
to  May  1,  2006.

     (b) With regard to the accrued exploration costs, other operational costs, and lease acquisition obligations for the months of May and June, 2006, and subject to the simultaneous delivery by Harding of a recordable assignment conveying to Petrosearch a 14% working interest in those Leases referenced in Paragraph 2 above, Petrosearch shall pay to Harding $875,605 of such costs, in current funds, on or before October 15, 2006. In the event that the integrated venture document contemplated by the Heads of Agreement is executed by the parties to the document prior to October 15, 2006, then Petrosearch shall be obligated to pay the $875,605 sum at the time of execution of the integrated venture document. The assignment of Leases referenced in this paragraph 2(b) shall include the Leases obtained by Harding through June 30, 2006, except those Leases specifically covered and included within the lease bonus costs payment of $1,635,725 described in paragraph 2(c) below. The Leases covered by and included within the $1,635,725 payment described in paragraph 2(c) below shall not be assigned by Harding to Petrosearch until Petrosearch pays that specific sum.

     (c) With regard to the accrued lease bonus costs for the months of May and June 2006, and likewise subject to the simultaneous delivery by Harding of a recordable assignment conveying to Petrosearch its 14% working interest in those Leases referenced in Paragraph 2 above other than those Leases covered by the assignment of leases delivered at the payment of the $875,605 sum, Petrosearch shall pay $1,635,725 in lease bonus costs ON THE EARLIER OF: (i) the spudding date of the first well on the acreage to which the lease bonus applies if said well spuds after October 15, 2006; (ii) October 15, 2006, if said well spuds before October 15, 2006; or (iii) 9 months after the lease bonus was paid by ExxonMobil, in accordance with the payment terms set forth in the June 8 Purchase Agreement.

     (d) In the event Petrosearch fails to timely make the payments required under paragraphs 2(b) and/or 2(c) above, other than as excused by Harding's failure or refusal to simultaneously deliver a recordable assignment to Petrosearch of a 14% working interest in the Leases, Petrosearch shall be in default under the provisions of Paragraph 1 of the Restated Program Agreement and agrees that the remedy for such default shall be a dilution of its interest as described in paragraph 1 of the Restated Program Agreement. Dilution shall not be an available remedy other than with regard to the unexcused non-payment of the sums in paragraphs 2(b) and/or 2(c) above.

     Notwithstanding the payment by Petrosearch of the $875,605 and $1,635,725 sums described above, Petrosearch reserves its audit rights set forth in the Operating Agreement. Should the Harding calculations of these sums later be determined, to both party's reasonable satisfaction, to be in error, Harding and Petrosearch shall promptly reconcile and settle the difference. In the event that the parties are unable to mutually agree that an error in computation exists despite their good faith efforts, then either party shall have the right to utilize the remedies set forth in the Operating Agreement and/or to demand arbitration to resolve their differences regarding the audit.


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     3.     STIPULATION  REGARDING  TECHNICAL  AND ADMINISTRATIVE COSTS. Harding
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and  Petrosearch  agree  that  the  Technical  and Administrative Costs shall be billed and paid monthly as a cost to the parties rather than assigned to an AFE under the provisions of the Operating Agreement, For purposes of this paragraph 3, the Technical and Administrative Costs shall mean those costs defined as Technical and Administrative Costs in the E&P Agreement and, if consummated, also in the proposed Drillwell Services Agreement for the integrated venture which is expected to be entered into by Harding, Petrosearch, ExxonMobil and others. Petrosearch shall pay these costs at all times during their participation in this Agreement.

     4.     PROPOSED  AGREEMENT  WITH  EXXONMOBIL  CREATING  INTEGRATED VENTURE.
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Harding  and  Petrosearch  agree  that  Harding  shall  not oppose Petrosearch's request to ExxonMobil that it contract with ExxonMobil directly and separately as to the integrated venture entity contemplated by the Heads of Agreement, rather than becoming a participant in the integrated venture as a partner, member or shareholder of a Harding created or controlled entity, so long as all obligations of Petrosearch to Harding described in paragraphs 2(b) and 2(c) above have been satisfied or are simultaneously satisfied at the time of execution of the integrated venture document. Petrosearch acknowledges that such integrated venture will own record title to and operate all assets, and it is contemplated that Petrosearch's 14% working interest will be contributed to the integrated venture and proportionately adjusted on a ratio of 14% to 50.5%. Harding and Petrosearch further agree that the agreements made in this Second Amendment shall be binding upon them and their successors and assigns whether or not a definitive agreement is reached with ExxonMobil as to an integrated venture. Harding and Petrosearch each acknowledge that only gas produced by the integrated venture shall be entitled to be evacuated by the integrated venture's pipeline. The agreements made in this Second Amendment are not subject to contingencies.

     5.     MUTUAL  RELEASE/DISMISSAL OF ARBITRATION. Other than the obligations
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of  the  parties under the Restated Program Agreement, as amended by this Second
Amendment, Harding and Petrosearch each hereby release acquit and forever discharge one another, ExxonMobil, and each party's and ExxonMobil's respective officers, managers, members, agents, servants, employees, partners, directors, shareholders, attorneys, trustees, representatives, affiliates, parents, subsidiaries, successors and assigns, and all persons, natural or juridical, in privity with such parties, from any and all claims and causes of action raised or which could have been raised whether legal or equitable, statutory, contractual, or otherwise, contingent or absolute, matured or unmatured, direct or indirect, which relate to the Restated Program Agreement prior to the Effective Date above (save and except Petrosearch's audit rights as set forth in paragraph 2 above), including without limitation, those claims asserted by the parties relating to ExxonMobil's preferential right to purchase, ExxonMobil's right to consent, Petrosearch's claim to tagalong rights or favored nations rights in connection with the June 8, 2006 sale of interests by Harding to ExxonMobil, the sale of interests to PSG and/or Eagle, the billing disputes and allegations of default, and the claims of Harding that the interests of Petrosearch have been frozen as of that date. Petrosearch agrees to cause the pending Arbitration proceedings before the American Arbitration Association to be promptly dismissed at the time of the execution of this Second Amendment and Harding will promptly dismiss its counterclaim.


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     6.     TIME  IS  OF  ESSENCE/ATTORNEYS  FEES.  Time  is of the essence with
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respect  to  this  Second  Amendment.  In  the  event  that  either  party seeks enforcement of this Agreement by arbitration proceedings, the prevailing party in such proceeding shall be entitled to recover from the other party all expenses attributable to such proceeding, including interest, court costs and attorneys fees.

     7.     BINDING  ARBITRATION.  ANY  CONTROVERSY  OR  CLAIM ARISING OUT OF OR
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RELATING TO THIS SECOND AMENDMENT, OR THE CONSTRUCTION, INTERPRETATION, VALIDITY
OR ALLEGED BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN DALLAS, TEXAS IN ACCORDANCE WITH THE ARBITRATION PROVISIONS OF THE RESTATED PROGRAM AGREEMENT.

     8.     INCORPORATION  OF  OTHER PROVISIONS FROM RESTATED PROGRAM AGREEMENT.
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The  provisions of the Restated Program Agreement, except as amended hereby, are incorporated  herein  by  reference  as  if  copied  in  full.

     9.     COUNTERPARTS/FACSIMILE  SIGNATURES.  This  Second  Amendment  may be
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executed  in  counterpart  originals,  each of which shall be treated as a fully executed original hereof when all parties hereto have executed such a counterpart. A facsimile signature shall be treated as an original signature unless an original signature is required by law.

     EXECUTED as of the Effective Date set forth above.

                                  PETROSEARCH ENERGY CORPORATION

                                  By: /s/ Wayne A. Beninger
                                      ------------------------------------------
                                      Wayne A. Beninger, Chief Operating Officer

                                  HARDING COMPANY

                                  By: /s/ Steven J. Carter
                                      ------------------------------------------
                                      Steven J. Carter, Chief Financial Officer


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